EXHIBIT 24

                          POWER OF ATTORNEY

    We, the undersigned officers and directors of Ionics, Incorporated (the "Company"), hereby severally constitute Arthur L. Goldstein and Stephen Korn, and each of them, to sign for us, and in our names in the capacities indicated below, the Annual Report on Form 10-K of the Company for the fiscal year ended December 31, 1996, and any and all amendments to such Annual Report, hereby ratifying and confirming our signatures as they may be signed by our attorneys to such Annual Report and any and all amendments thereto.

    Witness our hands on the respective dates set forth below.

     Signature                      Title                    Date


/s/Douglas R. Brown                 Director               March 27, 1997
Douglas R. Brown

/s/William L. Brown                 Director               March 27, 1997
William L. Brown

/s/Arnaud de Vitry d'Avaucourt      Director               March 27, 1997
Arnaud de Vitry
   d'Avaucourt

/s/Arthur L. Goldstein              Chairman of the Board  March 27, 1997
Arthur L. Goldstein                 of Directors, Chief
                                    Executive Officer and
                                    President (Principal
                                    Executive Officer)

/s/William E. Katz                  Director               March 27, 1997
William E. Katz

/s/Robert B. Luick                  Director               March 27, 1997
Robert B. Luick

/s/John J. Shields                  Director               March 27, 1997
John J. Shields

/s/Carl S. Sloane                   Director               March 27, 1997
Carl S. Sloane

/s/Mark S. Wrighton                 Director               March 27, 1997
Mark S. Wrighton

/s/Allen S. Wyett                   Director               March 27, 1997
Allen S. Wyett

97